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                                                                      EXHIBIT 11
                            CIRCUIT SYSTEMS, INC.
                               AND SUBSIDIARIES
                      COMPUTATION OF PER SHARE EARNINGS


                                                                           THREE  MONTHS ENDED                SIX  MONTHS ENDED
                                                                     ----------------------------     -----------------------------
                                                                        10/31/94       10/31/95         10/31/94          10/31/95
                                                                     -----------     ----------       ----------        ----------
                PRIMARY EPS

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING DURING THE PERIOD.............................      5,321,973       5,321,973        5,312,484         5,321,973


NET ADDITIONAL SHARES ASSUMING DILUTIVE
STOCK OPTIONS EXERCISED AND PROCEEDS
USED TO PURCHASE TREASURY SHARES AT
AVERAGE FAIR MARKET VALUE........................................         15,972           9,323           28,515             6,477
                                                                      ----------      ----------       ----------        ----------


WEIGHTED AVERAGE NUMBER OF COMMON SHARES
AND COMMON EQUIVALANT SHARES OUTSTANDING.........................      5,337,945       5,331,296        5,340,999         5,328,450
                                                                      ==========      ==========       ==========        ==========

NET EARNINGS.....................................................       $536,205      $1,103,714       $1,482,485        $2,049,786
                                                                      ==========      ==========       ==========        ==========


PRIMARY EARNINGS PER SHARE.......................................          $0.10           $0.20            $0.28             $0.38
                                                                      ==========      ==========       ==========        ==========




             FULLY DILUTED EPS

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING DURING THE PERIOD.............................      5,321,973       5,321,973        5,321,484         5,321,973

NET ADDITIONAL SHARES ASSUMING DILUTIVE
STOCK OPTIONS EXERCISED AND PROCEEDS
USED TO PURCHASE TREASURY SHARES AT
FAIR MARKET VALUE AT END OF PERIOD...............................         15,972          24,437           28,515            24,437
                                                                      ----------      ----------       ----------        ----------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
AND COMMON EQUIVALANT SHARES OUTSTANDING.........................      5,337,945       5,346,410        5,340,999         5,346,410
                                                                      ==========      ==========       ==========        ==========


NET EARNINGS.....................................................       $536,205      $1,103,714       $1,482,485        $2,049,786
                                                                      ==========      ==========       ==========        ==========


FULLY DILUTED EARNINGS PER SHARE.................................          $0.10           $0.20            $0.28             $0.38
                                                                      ==========      ==========       ==========        ==========
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